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                                                                    Exhibit 99.6






To whom it may concern:

              The undersigned, Michael A. Peterson, hereby consents to being named as a designee to be appointed as Vice President -- Corporate Development of the relevant registrant in the Registration Statements on Form S-4 of ATX Telecommunications Services, Inc. and CoreComm Merger Sub, Inc., filed on August 16, 2000, all prospectuses related thereto and all subsequent amendments thereto.


                                       Yours Sincerely,


                                        /s/ Michael A. Peterson
                                       ------------------------------
                                       Michael A. Peterson